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                                                                    Exhibit 3.19

                              ARTICLES OF INCORPORATION

                                         OF

                               THREE D INVESTMENT, INC.

                     TO THE JUDGE OF LAUDERDALE COUNTY, ALABAMA;

          The undersigned, R. G. Darby, who is over the age of twenty-one (21) years, desires to organize a body corporate under the laws of the State of Alabama, and hereby signs and files these Articles of Incorporation as follows:

                                      ARTICLE I

                                         NAME

                           The name of the Corporation is:

                               Three D Investment, Inc.

                                      ARTICLE II

                                       PURPOSE

          The nature of the business and the objects and purposes to be transacted, promoted and carried on by the Corporation are to do any and all things herein mentioned as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

          (1) Primarily, to purchase, own, and hold the stock of other corporations, and to do every act and thing covered generally by the denomination "holding corporation," and especially to direct the operations of other corporations through the ownership of stock therein; to purchase, subscribe for, acquire, own, hold, sell, exchange, assign, transfer, create security interests in, pledge, or otherwise dispose of shares or voting trust certificates for shares of the capital stock, or any bonds, notes, securities, or evidences of indebtedness created by any other corporation or corporations organized under the laws of this state or any other state or district or country, nation, or government and also bonds or evidences of indebtedness of the United States or of any state, district, territory, dependency or country or subdivision or municipality thereof; to issue in exchange therefor shares of the capital stock, bonds, notes, or other obligations of the Corporation and while the owner thereof to exercise all the rights, powers, and privileges of ownership including the right to vote on any shares of stock or voting trust certificates so owned; to promote, lend money to, and guarantee the dividends, stocks, bonds, notes, evidences of indebtedness, contracts, or other obligations of, and otherwise aid in any manner which shall be lawful, any corporation or association of which any bonds, stocks, voting trust certificates, or other securities or evidences of indebtedness shall be held by or for this Corporation, or in which, or in the welfare of which, this Corporation shall have any interest, and to do any acts and things permitted by law and designed to protect, preserve, improve, or enhance the value of any bonds, stocks, or other securities or evidences of indebtedness or the property of this Corporation.

          (2) To manufacture, purchase, lease, or otherwise acquire, and to hold, own, mortgage, pledge, sell, transfer, or in any manner dispose of, and to deal and trade in and with goods, wares, fixtures, merchandise and personal property and all articles of commerce of every class and description, wherever situated.

          (3) To purchase, acquire, hold, own, mortgage, sell, convey, lease, or otherwise deal in real and personal property of every class and description in any state, district, territory, colony, or foreign country, subject to the laws of each state, district, territory, colony or foreign country.

          (4) To acquire the good will, rights and property, the whole or any part of the assets, tangible or intangible, and to undertake or assume the whole or any part of the liabilities of any person, firm, association or corporation; to pay for the same in cash or the stock or other securities of the Corporation, or by undertaking or assuming the obligations and liabilities of the transferor, or otherwise; to hold, or in any manner dispose of the whole or any part of the property so acquired, and to exercise all the powers necessary in management of any such business.

          (5) To borrow or raise money for any of the purposes of the Corporation, without limit as to amount, and in connection therewith to grant collateral or other security either alone, or jointly with any other person, firm or corporation, by mortgage, pledge, deed of trust, or otherwise, and to make, execute, draw, accept, endorse, discount, pledge, issue, sell or otherwise dispose of warrants, promissory notes, drafts, bills of exchange, bonds, debentures and other evidences of indebtedness, negotiable or non-negotiable, transferable or non-transferable and to confer upon the holders of any of its obligations such powers, rights and privileges as from time to time may be deemed advisable by the Board of Directors, to the extent permitted under the general corporation law of the State of Alabama; to lend and advance money, either with or without security, to extend credit, take notes, open accounts and every kind and nature of evidence of indebtedness and collateral security in connection therewith.

          (6) To endorse, guarantee, and secure the payment and satisfaction of bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations and




                                   2

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evidences of indebtedness, and also to guarantee and secure the payment or satisfaction of interest on obligations and of dividends on shares of the capital stock of other corporations; also to assume and guarantee the whole or any part of the liabilities, existing, or prospective, of any other person, corporation, firm or association, including without limitation any employee, officer, director or shareholder of the Corporation, or any person who may have served at its request as a director or officer of another corporation; and to aid in any manner any other person or corporation with which it has business dealings, or whose stocks, bonds, or other obligations are held or are in any manner guaranteed by the Corporation, and to do any other acts and things for the preservation, protection, improvement or enhancement of the value of such stock, bonds, or other obligations.

          (7) To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge, hypothecate or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect to the shares of capital stock, script, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, mortgages, choses in action and evidences of indebtedness issued or created by any corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and covering any kind, description or character of real or personal property, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement, and enhancement in value thereof.

          (8) To borrow or raise money for any of the purposes of the Corporation, without limit as to amount, and in connection therewith to grant collateral or other security either alone, or jointly with any other person, firm or corporation, by mortgage, pledge, deed of trust, or otherwise, and to make, execute, draw, accept, endorse, discount, pledge, issue, sell or otherwise dispose of warrants, promissory notes, drafts, bills of exchange, bonds, debentures and other evidences of indebtedness, negotiable or non-negotiable, transferable or non-transferable and to confer upon the holders of any of its obligations such powers, rights and privileges as from time to time may be deemed advisable by the Board of Directors, to the extent permitted under the general corporation law of the State of Alabama; to lend and advance money, either with or without security, to extend credit, take notes, open accounts and every kind and nature of evidence of indebtedness and collateral security in connection therewith.

          (9) To endorse, guarantee, and secure the payment and satisfaction of bonds, coupons, mortgages, deeds of trust, debentures, securities, obligations and



                                  3

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evidences of indebtedness, and also to guarantee and secure the payment or satisfaction of interest on obligations and of dividends on shares of the capital stock of other corporations; also to assume and guarantee the whole or any part of the liabilities, existing, or prospective, of any other person, corporation, firm or association, including without limitation any employee, officer, director or shareholder of the Corporation, or any person who may have served at its request as a director or officer of another corporation; and to aid in any manner any other person or corporation with which it has business dealings, or whose stocks, bonds, or other obligations are held or are in any manner guaranteed by the Corporation, and to do any other acts and things for the preservation, protection, improvement or enhancement of the value of such stock, bonds, or other obligations.

          (10) To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge, hypothecate or otherwise dispose of or deal in and with any of the share of the capital stock, or any voting trust certificates in respect to the shares of capital stock, script, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, mortgages, choses in action and evidences of indebtedness issued or created by any corporation, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and covering any kind, description or character of real or personal property, and as owner thereof to possess and exercise all the rights, powers and privileges of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable for the preservation, protection, improvement, and enhancement in value thereof.

          (11) To acquire by lease, purchase, gift, devise, contract, concession, or otherwise, and to hold, own, develop, explore, exploit, improve, operate, lease, sublease, enjoy, control, manage or otherwise turn to account, mortgage, grant, sell, exchange, convey or otherwise dispose of, wherever situated within or without the State of Alabama, any and all real estate, lands, options, concessions, grants, land patents, franchises, rights, privileges, easements, tenements, estate, hereditaments, interest, and properties of every kind, nature and description whatsoever.

          (12) To adopt, apply for, obtain, register, produce, take, purchase, exchange, lease, hire, acquire, secure, own, hold, use, operate, contract or negotiate for, take licenses or other rights in respects of, sell, assign, collect the royalties on, mortgage, pledge, create liens upon, or otherwise dispose of, deal in and turn to account, letters patent, patents, patent rights, patents applied for, or to be applied for, trademarks and indications of origin or ownership, copyrights, syndicate rights, inventions, discoveries, devices, machines, improvements, licenses, processes, date and formulae of any and all



                                  4


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kinds granted by or recognized under or pursuant to the laws of the United
States of America, or of any state thereof, or of any other country or countries whatsoever, and with a view to the working and development of the same, to carry on any business, whether manufacturing or otherwise, which the Corporation may think calculated, directly or indirectly, to effectuate these objects.

          (13) To purchase, hold, sell and reissue shares of its own capital stock and other securities issued by it from time to time; and in that connection, to purchase shares of stock issued by it to the extent of capital surplus or any other type of surplus available therefor.

          (14) To enter into, make and perform contacts of every kind and description with any person, firm, association or corporation, municipality, body politic, country, territory, state, government or colony dependency thereof.

          (15) To have one or more offices to carry on all of its operations and businesses without restriction or limit as to amount, both within and without this state, other states, districts, territories, possessions, or colonies of the United States, and in any and all foreign countries, in any lawful manner.

          (16) To carry on any other business in connection with the foregoing.

          (17) To organize, incorporate and reorganize subsidiary corporations, joint stock companies, and associations for any purpose permitted by law.

          IN GENERAL, to do any and all things hereinbefore set forth and such other things as are incidental or conducive to the attainment of the objects and purposes of this Corporation as principal, factor, agent, contractor, or otherwise, either alone or in conjunction with, as partner or otherwise any person, firm, association, corporation, or any entity of whatsoever kind, and to do such acts and things and to exercise any and all such powers to the full extent authorized or permitted to a corporation under any laws that may be now or hereafter applicable or available to this Corporation, provided, however, that the Corporation shall not engage in the business of insurance, banking or that of a trust company.

          It is the intention that each of the objects, purposes and powers specified in each of the paragraphs of this Article II of these Articles of Incorporation shall be in nowise limited or restricted by reference to or inference from the terms of any other paragraph or of any other Article in these Articles and each of the Articles or paragraphs of these Articles shall be regarded as independent objects, purposes and powers, and the enumeration of specific purposes and powers shall not be construed to restrict in any



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manner the general terms and laws of the State of Alabama, nor shall the expression of one thing be deemed to exclude another, although it be of like nature.

                               ARTICLE III

                           PERIOD OF DURATION

          The period of duration of the Corporation shall be perpetual.

                               ARTICLE IV

                    INITIAL REGISTERED OFFICE AND AGENT

          The Corporation's initial registered office and mailing address shall be 3110 Kendall Dr., Florence, Alabama 35630. The registered agent at said address shall be R. G. Darby.

                                ARTICLE V

                                 CAPITAL

          The total authorized capital stock of the Corporation is 1,000 shares of common stock with a par value of $1.00 per share.

                                ARTICLE VI

                               INCORPORATOR

          The name and address of the incorporator is as follows:

NAME                                    ADDRESS
----                                    -------
R. G. Darby                             3110 Kendall Drive
                                        Florence, Alabama 35630

                               ARTICLE VII

                                DIRECTORS

          The name and address of the first director of the Corporation is as follows:

NAME                                    ADDRESS
----                                    -------
R. G. Darby                             3110 Kendall Drive
                                        Florence, Alabama 35630

          The shareholders of the Corporation shall have the right, at any regular or special meeting of the shareholders, to remove any or all of the directors, with or without cause, and shall have the right at the same meeting to fill any vacancy created by such removal.

          In furtherance, not in limitation, of the powers conferred upon the Board of Directors, said Board of Directors is expressly authorized, without any vote or other action by shareholders other than such as at the time shall be expressly required by statute applicable to such action or by these Articles of Incorporation, to exercise all of the powers, rights, and privileges of the Corporation and do all acts and things which may be done by the Corporation, and particularly among other things:

          (a) In the interval, between meetings of the shareholders, to make, alter and repeal By-Laws of the Corporation not inconsistent with these Articles of Incorporation, subject to the power of the shareholders to alter and repeal By-Laws made by the Board of Directors, which action by the directors shall fully protect third parties in dealing with the Corporation during any such interval;

          (b) To determine whether any, and if any, what part of the surplus of the Corporation available for distribution as dividends shall be declared and paid in dividends to the shareholders, and whether or not in cash or capital stock of the Corporation or in any other property, and generally to determine and direct the use and disposition of any such surplus; and to fix the times for the declaration and payment of dividends;

          (c) From time to time, to fix the amount to be reserved over and above the stated capital of the Corporation and to determine and direct how amounts so reserved shall be used;

          (d) From time to time, and without limit as to amount, to borrow or otherwise raise money for any of the purposes of the Corporation; to authorize the issuance of bonds, debentures, notes or other obligations of the Corporation, of any nature, or in any manner, and to authorize the creation of mortgages upon, or the pledge or conveyance or assignment in trust of, the whole or any part of the property of the Corporation, real or personal, whether at the time owned or thereafter acquired, including contract rights, to secure the payment of any such bonds, debentures, notes or other obligations or the interest thereon; and to authorize the sale or pledge or other disposition of such bonds, debentures, notes, or other obligations of the Corporation for its corporate purposes;

          (e) To provide, subject to the requirements of law, these Articles of Incorporation and the By-Laws of the Corporation, for the holding of stockholders' and directors' meetings within or without the State of Alabama at such place of places as may from time to time be designated by resolution of the Board of Directors, and to provide for an office or offices and for the keeping of the books of the Corporation (subject to the provisions of any applicable statutes) within or without the State of Alabama;

          (f) To take any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee, as the case may be, and if such written consent is filed with the minutes of proceedings of the Board or committee.

                               ARTICLE VIII

              NON-LIABILITY OF SHAREHOLDERS FOR CORPORATE DEBT

          The shareholders shall not be personally liable for the payment of the Corporation's debts and obligations to any extent whatsoever.

                                ARTICLE IX

                                 CONTRACTS

          No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by the Corporation, and no act of the corporation shall in any way be affected of invalidated by the fact that any of the directors, officers, or shareholders of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation; and any director, individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, and all officers, directors and agents of the Corporation are relieved from any liability that might arise by reason of contracting with



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the Corporation for the benefit of themselves or any business entity in which they are interested. Such interested officers, directors or shareholders shall be counted in determining whether a quorum exists at any meeting, with like force and effect as if they were not such officers or directors of such other corporation, or not so interested.

                                  ARTICLE X

                              INDEMNIFICATION

          The Corporation shall reimburse and indemnify any and all of its directors or officers or former officers or any person who may have served at its request as a director or officer of another corporation in which it owns shares of capital stock or of which it is a creditor against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to the extent permitted by Section 10-2A-21 of the Alabama Business Corporation Act, or as it may hereafter be amended. Such indemnification shall not be deemed exclusive of any other rights to which one so indemnified may be entitled under any applicable laws, By-Laws, agreements, vote of shareholders, or otherwise.

                                 ARTICLE XI

                              PREEMPTIVE RIGHTS

          Shareholders shall have preemptive rights.

                                 ARTICLE XII

                                MISCELLANEOUS

          All heading and captions are for reference only and are not to be construed as part of the Articles. Throughout these Articles the masculine gender shall be deemed to include the feminine gender and the singular shall be deemed to include the plural, and vice-versa, whenever the context admits such construction.



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          IN WITNESS WHEREOF, the undersigned incorporator hereunto subscribes his signature to these Articles of Incorporation, effective this the 30th day of December, 1985.


WITNESSES:

/s/ Conrad C. Pitts                     /s/ R.G. Darby
----------------------------            ---------------------------------
                                        R.G. Darby

                                ARTICLES OF AMENDMENT
                           TO THE ARTICLES OF INCORPORATION
                             OF THREE D INVESTMENT, INC.


     Pursuant to the provisions of Section 10-2A-113 of the Code of Alabama, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST:    The name of the corporation is Three D Investment, Inc.

SECOND:   The following amendment of the Articles of Incorporation were adopted by the shareholders of the corporation of January 2, 1991, in the manner prescribed by the Alabama Business Corporation Act:


           RESOLVED, that the corporation known as Three D Investment, Inc. shall hereby amend its Articles of Incorporation and change its name to R.G. Darby Company, Inc.; and

           RESOLVED, FURTHER, that Article I of the articles of Incorporation of Three Investment, Inc. shall be deleted in its entirety and the following Articles shall be substituted in lieu thereof:

                                      ARTICLE I

           The name of the corporation is:

                    R.G. DARBY COMPANY, INC.

           RESOLVED, FURTHER, that the Articles of Incorporation, as amended, are hereby ratified and confirmed.

     Dated:  January 2, 1991.

                                        THREE D INVESTMENT, INC.

                                        By:  /s/ R.G. Darby
                                           -------------------------------
                                             R.G. Darby, Its President

                                        and  /s/ R.G. Darby
                                           -------------------------------
                                             R.G. Darby, its Secretary

STATE OF ALABAMA    )
                    )
LAUDERDALE COUNTY   )

     I, the undersigned authority, a Notary Public in and for said County and State, hereby certify that R.G. Darby, whose name as President and Secretary of three D Investment, Inc., a corporation, is signed to the foregoing instrument, and who is known to me, acknowledged before me on this day that, being informed of the contents of this instrument, he, as such officer, and with full authority, executed the same voluntarily for and as the act of said corporation.

     Given under my hand and official seal, this 2nd day of January, 1991.


                                   /s/ Conrad C. Pitts
                                   ----------------------------------
                                   Notary Public
                                   My commission expires:  06/20/92
                                                         ------------